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                                EXHIBIT (10)(u)
                               Support Agreement
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                               SUPPORT AGREEMENT

This SUPPORT AGREEMENT ("Agreement") is entered into as of this 27th day of
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Sept, 1994, by Robert L. McKay ("McKay") with and for the benefit of California
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Commercial Bankshares, a California corporation ("CCB"), with reference to the following facts:

A.      McKay is a leading shareholder of CCB;

B. CCB entered into a Restated Credit Agreement, dated as of December 21, 1988 with Security Pacific National Bank which has merged with Bank of America National Trust and Savings Association ("BofA"), and such Restated Credit Agreement has been amended from time to time (as amended, "Credit Agreement"), and;

C. McKay enters into this Agreement to induce BofA to grant additional waivers and restructure the Credit Agreement as outlined below:

        1)      Waive all financial covenants as it relates to the Credit
                Agreement;

        2) Principal in the amount of Two Million Three Hundred Fifty-One Thousand United States Dollars (U.S. $2,351,000) shall be due in full on January 1, 1997 which may be extended at the sole discretion of BofA. Interest shall continue to be due and payable on a monthly basis. Fees and other costs and expenses shall continue to be due and payable on demand.

        3) Payment in full will be required if CCB fails to make any interest payments within ten business days of the monthly due date. Further, fees and other costs and expenses must be paid within thirty business days or payment in full under this Agreement will be required.

Now, Therefore: McKay hereby agrees as follows:

1. For the benefit of CCB, McKay unconditionally promises to pay BofA on demand in whatever form BofA deems appropriate, any and all amounts due or which may become due to BofA under the Credit Agreement. BofA shall give McKay thirty days notice of its intent to require payment under this Support Agreement. All notices hereunder are effective upon delivery or, if mailed, upon the third business day after the date deposited into the U.S. Mail.

2. The liability of McKay under this Agreement shall not exceed at any time the total of Two Million Three Hundred Fifty-One Thousand United States Dollars (U.S. $2,351,000) for the principal amount of the indebtedness and all interest, fees and other costs and expenses related to the debt.

3. The obligations hereunder are unconditional and remain in effect until repayment in full has been made of all obligations under the Credit Agreement. McKay's obligation to BofA is independent and separate of any rights, claims or counterclaims between McKay and CCB. As such, BofA can sue McKay without suing CCB or otherwise proceeding against CCB.

4. McKay authorizes BofA to do the following without notice or approval: extend additional credit to CCB; change the interest rate; amend repayment terms or otherwise change any terms of the Credit Agreement or any other terms relating to the debt; apply amounts received from anyone other than McKay to any part of the debt; assign or sell any portion of the underlying debt and this Agreement and/or receive, release, and/or foreclose on collateral. McKay will remain liable to BofA for any part of the debt remaining unpaid after any foreclosure but not to exceed the amount specified in paragraph 2.

5. McKay agrees that any amounts CCB owes McKay now or in the future are subordinated to CCB's debt to BofA excluding a monthly director's fee of up to $2,500.00 per month. McKay agrees that McKay does not have any:

        a) right of subrogation, reimbursement, indemnification or contribution arising from the existence or performance of this Agreement. This includes any such rights arising from contract, statutory law or otherwise, and includes any claim of subrogation under the Bankruptcy Code (Title 11 of the U.S.
                Code) or any successor statute;

        b) right to enforce a remedy which BofA now has or may later have against CCB;

                                                                     (continued)

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Support Agreement
page 2

        c)      right to participate in security now or later held by BofA; or

        d) right to any defense based on a claim that the obligations under this Agreement are more burdensome or are in excess of CCB's debt to BofA.

 6. McKay is solely responsible for obtaining financial information from CCB that McKay may require. BofA is under no obligation to provide any information as it relates to CCB or the Credit Agreement to McKay. Further, BofA is not required to investigate the powers of anyone acting on behalf of CCB.

 7. If CCB defaults, or if any of McKay's obligations to BofA are not fulfilled, BofA may use any money or proceeds of McKay's which are in BofA's possession to reduce the debt. As such, to secure the obligations of McKay under this Agreement, McKay assigns and grants to BofA a security interest in all of McKay's money, securities, deposits accounts and their proceeds, and any other property maintained in the possession of BofA. BofA may also foreclose on any other collateral as provided in the Uniform Commercial Code and in any security agreements between BofA and McKay.

 8. Without notice, BofA may assign this Agreement, in whole or part to a third party. Financial information may be exchanged about McKay in connection with any assignment or purchase transaction.

 9. McKay agrees to pay all attorney's fees, including the allocated costs of BofA's in-house counsel and all other costs and expenses which may be incurred by BofA in the enforcement of this Agreement.

10. McKay expressly agrees that recourse may be had against McKay's separate property for all obligations under this Agreement. McKay also agrees to provide BofA with year-end annual financial statements and tax returns.

11. This Agreement shall be governed by and construed according to the laws of the State of California, to the jurisdiction of which the parties hereto submit.

Executed this  27  day of  Sept   , 1994
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Witnessed by:


Witness Signature:      /s/ Mark H. Stuenkel
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Typed Name of Witness:      Mark H. Stuenkel
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Address of Witness:         4100 Newport Place
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                            Newport Beach, CA  92660
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Robert L. McKay's Signature:    /s/ Robert L. McKay
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Robert L. McKay's Address:      11551 Plantero Drive
                                Santa Ana, CA 92705

Address for notices to BofA:

        Bank of America National Trust and Savings Association
        Domestic Financial Institutions Group #8148
        555 South Flower Street, 9th Floor
        Los Angeles, CA 90071
        Attention: Haddon B. Libby, Vice President

Address for notices to McKay:

        Robert L. McKay
        11551 Plantero Drive
        Santa Ana, CA 92705